Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman Senior Vice President - Finance Horace Mann Educators Corporation 217-788-5708 www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR THIRD QUARTER

SPRINGFIELD, Ill., October 28, 2009 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $19.3 million (48 cents per share) and $51.3 million ($1.27 per share) for the three and nine months ended September 30, 2009, respectively, compared to net losses of $30.8 million (79 cents per share) and $12.0 million (30 cents per share) for the same periods in 2008. Included in net income were net realized gains on securities of $11.5 million ($7.4 million after tax, or 19 cents per share) and $21.7 million ($14.0 million after tax, or 35 cents per share) for the three and nine months ended September 30, 2009, respectively. In the same periods in 2008, the net losses included net realized investment losses of $45.2 million ($37.5 million after tax, or 96 cents per share) and $55.7 million ($44.2 million after tax, or $1.10 per share), respectively. All per-share amounts are stated on a diluted basis.

“With the continuing improvement and stabilization of the financial markets in the third quarter, our confidence in the quality of our investment portfolio has been reaffirmed. We ended the quarter in a net unrealized gain position, with reported book value per share increasing 30 percent sequentially to $18.59. Meanwhile, key balance sheet ratios, as well as risk based capital, remain more than adequate to support our ratings,” said Louis G. Lower, President and Chief Executive Officer. “Horace Mann’s financial stability, combined with our established position in the educator niche market, contributed to another strong quarter in annuity sales, which increased 23 percent compared to a year ago, with the last two quarters of annuity net fund flows hitting record levels. While the reduced number of new car sales this year puts pressure on applications for true new auto units, we continue to close the gap to prior year and would expect additional improvement, as our growth in total points of distribution and recent growth in agent count build on the momentum we’ve established to transform our distribution system to a new, more powerful model.”

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“Net income before realized investment gains and losses was 29 cents per share for the third quarter compared to 17 cents a year ago,” continued Lower. “Due to the absence of hurricanes, catastrophe losses in the quarter were significantly less than prior year, although non-hurricane catastrophes were well above normal levels during the period. In addition, for the current accident year and excluding catastrophes, our property and casualty combined ratio of approximately 97 percent in the current quarter was about 10 percentage points greater than 2008, about 3 percentage points of which was due to the re-estimation and strengthening of 2009 accident year reserves. The remainder of the unfavorable prior year combined ratio variance in part reflected an increase in large property losses, primarily sinkhole claims in Florida. In addition, for our auto line the adverse prior year variance was in large part due to the extremely favorable loss experience in the third quarter of 2008, which reflected the impact of higher gas prices on miles driven. Year to date, the current accident year auto loss ratio is only slightly above prior year and is consistent with our expectations. Meanwhile, combined annuity and life segment pretax earnings increased approximately 10 percent in the third quarter compared to prior year, primarily due to improvement in the interest margin and the positive impact of market performance.”

“We are updating our estimate of full-year 2009 net income before realized investment gains and losses to between $1.37 and $1.47 per share, reflecting the higher level of non-catastrophe losses in our property line, partially offset by the favorable results in our annuity business,” Lower said. “This projection assumes a normal level of property and casualty weather losses and moderate appreciation in the financial markets in the fourth quarter.”

Segment Earnings

The property and casualty segment recorded net income of $3.8 million for the quarter, an increase of $5.1 million compared to the same period in 2008. Pretax catastrophe costs in the current quarter were $12.3 million compared to $36.2 million incurred in the third quarter of 2008. The third quarter 2009 property and casualty combined ratio was 104.1 percent, including 8.9 percentage points due to catastrophe costs, compared to 109.7 percent, including 26.9 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $2.8 million was recorded in the third quarter, which represented 2.0 percentage points on the combined ratio, compared to $6.3 million, or 4.7 percentage points on the combined ratio, recorded in the third quarter of 2008. Adverse development of claims incurred in the first two quarters of 2009 resulted in current accident year reserves being strengthened by $4.2 million, with a combined ratio impact of 3.1 percentage points, in the third quarter.

Annuity segment net income was $7.3 million for the three months ended September 30, 2009, reflecting an increase of $1.0 million compared to the same period in 2008. In the third quarter, the positive market performance had a favorable impact on both the valuation of annuity

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deferred policy acquisition costs and the level of guaranteed minimum death benefit reserves. In contrast, however, financial market performance over the past 12 months adversely affected the level of charges and fees earned on variable contract deposits in the quarter compared to prior year, which partially offset the higher interest margin earned on fixed annuity assets in the current period. Total annuity net fund flows continued to be positive in the quarter, as they were throughout 2008, and total cash value persistency of nearly 94 percent increased about 1 percentage point compared to a year earlier.”

Life segment net income of $4.5 million for the third quarter was slightly higher compared to the same period in 2008, with growth in investment income nearly offset by an increase in mortality costs. Life persistency remained in excess of 94 percent.

Segment Revenues

The company’s total premiums written and contract deposits increased 8 percent and 5 percent compared to the three and nine months ended September 30, 2008, respectively, primarily reflecting increases in annuity deposit receipts in the current periods.

Total property and casualty premiums written increased 2 percent compared to both the three and nine months ended September 30, 2008, primarily due to increases in average property and auto premiums per policy.

Annuity deposits received increased 21 percent and 13 percent compared to the three and nine months ended September 30, 2008, respectively. Life segment insurance premiums and contract deposits decreased 2 percent compared to the prior year periods.

Sales and Distribution

For the three and nine months ended September 30, 2009, total new auto sales units were 3 percent and 4 percent lower in the respective current periods than in the prior year. “In spite of the adverse prior year comparisons in total units, average agent true new auto productivity increased in the current nine months,” said Lower. Following a 50 percent increase in the first half of 2009, total annuity sales increased 23 percent in the quarter resulting in a 38 percent increase for the nine months compared to the prior year. While both flexible premium sales and single and rollover deposits increased approximately 38 percent, the year-to-date overall growth was driven primarily by single and rollover deposits. In the third quarter of 2009, new life business — including both Horace Mann and partner company products — increased over 20 percent, with growth in the company’s new life business driven by the recent introduction of a new educator-focused portfolio of Horace Mann term and whole life products.

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At September 30, 2009, Horace Mann’s 694 agents represented an increase of nearly 1 percent compared to a year earlier. The number of agents grew sequentially in each of the three quarters in 2009, resulting in a 4 percent increase in agent count since year-end 2008. Including 519 licensed producers who work for the agents, Horace Mann’s total points of distribution increased to 1,213, a growth of 16 percent over a year earlier. “We continue to be encouraged by the increase in the number of agents this year. This quarter’s year-over-year agent growth, coupled with the positive impact that our new Agency Business Model is having on productivity and the recent enhancements made to our field sales management structure, bodes well for Horace Mann’s future growth prospects,” said Lower.

Investment Gains and Losses

In the third quarter of 2009, pretax net realized investment gains were $11.5 million, which included $1.3 million of credit-related impairment write-downs, attributable to three issuers, and $0.5 million of realized impairment losses on securities that were disposed of during the quarter. The impairment amounts were more than offset by approximately $13 million of realized gains on other security sales.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $84.1 million at September 30, 2009 improved significantly compared to the net unrealized losses of $171.3 million, $359.6 million and $327.2 million recorded at June 30, 2009, March 31, 2009 and December 31, 2008, respectively. “Credit spreads continued to tighten across virtually all asset classes in the third quarter, with our investment grade corporate bond portfolio experiencing the most significant improvement in fair value. Some of the more highly stressed asset classes also showed improvement, including our CMBS portfolio and our financial institution bond and preferred stock holdings,” said Lower. “In light of the continued widespread improvement in the credit markets, coupled with our insignificant exposure to sub-prime, Alt-A, other lower-quality structured securities and commercial mortgage whole loans, we remain very comfortable with the underlying credit quality of our investment portfolio and have a high level of confidence that any future investment losses relating to the current economic environment will be very manageable.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

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Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
DIGEST OF EARNINGS
Net income (loss)	$19.3	$(30.8)	N.M.	$51.3	$(12.0)	N.M.
Net income (loss) per share:
Basic	$0.49	$(0.79)	N.M.	$1.31	$(0.30)	N.M.
Diluted	$0.48	$(0.79)	N.M.	$1.27	$(0.30)	N.M.
Weighted average number of shares and equivalent shares (in millions) (A):
Basic	39.2	39.1	0.3%	39.2	40.1	-2.2%
Diluted	40.6	39.1	3.8%	40.6	40.1	1.2%
HIGHLIGHTS
Operations
Insurance premiums written and contract deposits	$271.7	$251.4	8.1%	$757.7	$721.0	5.1%
Return on equity (B)				14.1%	1.0%	N.M.
Property & Casualty GAAP combined ratio	104.1%	109.7%	N.M.	100.9%	103.3%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	8.9%	26.9%	N.M.	7.8%	15.9%	N.M.
Dedicated agents (C)				694	690	0.6%
Licensed producers (D)				519	360	44.2%
Total points of distribution				1,213	1,050	15.5%
Additional Per Share Information
Dividends paid	$0.0525	$0.105	-50.0%	$0.1575	$0.315	-50.0%
Book value (E)				$18.59	$11.82	57.3%
Financial Position
Total assets				$6,292.1	$5,787.4	8.7%
Short-term debt				38.0	—	N.M.
Long-term debt				199.6	199.5	0.1%
Total shareholders’ equity				728.6	461.8	57.8%

N.M. - Not meaningful.

(A)	During the three months ended March 31, 2008, the Company repurchased 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share. During the three months ended June 30, 2008, the Company repurchased 1,561,849 shares of its common stock at an aggregate cost of $24.8 million, or an average cost of $15.93 per share.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Agents under contract with the Company to market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Includes licensed producers working in dedicated agents’ offices and excludes independent agents.
(E)	Book value per share excluding the fair value adjustment for investments was $17.30 at September 30, 2009 and $15.82 at September 30, 2008. Ending shares outstanding were 39,184,363 at September 30, 2009 and 39,061,788 at September 30, 2008.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$165.8	$163.4	1.5%	$491.8	$489.7	0.4%
Net investment income	62.5	57.8	8.1%	181.4	172.2	5.3%
Net realized investment gains (losses)	11.5	(45.2)	N.M.	21.7	(55.7)	N.M.
Other income	1.8	2.2	-18.2%	6.6	7.5	-12.0%
Total revenues	241.6	178.2	35.6%	701.5	613.7	14.3%
Benefits, claims and settlement expenses	122.6	131.2	-6.6%	348.6	360.2	-3.2%
Interest credited	35.3	33.2	6.3%	103.5	97.9	5.7%
Policy acquisition expenses amortized	18.1	16.2	11.7%	60.2	56.0	7.5%
Operating expenses	34.9	30.6	14.1%	105.6	98.7	7.0%
Amortization of intangible assets	—	1.3	-100.0%	0.2	4.1	-95.1%
Interest expense	3.5	3.4	2.9%	10.5	10.2	2.9%
Total benefits, losses and expenses	214.4	215.9	-0.7%	628.6	627.1	0.2%
Income (loss) before income taxes	27.2	(37.7)	N.M.	72.9	(13.4)	N.M.
Income tax expense (benefit)	7.9	(6.9)	N.M.	21.6	(1.4)	N.M.
Net income (loss)	$19.3	$(30.8)	N.M.	$51.3	$(12.0)	N.M.
ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty
Automobile and property (voluntary)	$146.3	$143.1	2.2%	$414.2	$407.4	1.7%
Involuntary and other property & casualty	0.6	0.4	50.0%	2.5	1.4	78.6%
Total Property & Casualty	146.9	143.5	2.4%	416.7	408.8	1.9%
Annuity deposits	100.5	83.1	20.9%	268.1	237.8	12.7%
Life	24.3	24.8	-2.0%	72.9	74.4	-2.0%
Total	$271.7	$251.4	8.1%	$757.7	$721.0	5.1%
ANALYSIS OF SEGMENT NET INCOME (LOSS)
Property & Casualty	$3.8	$(1.3)	N.M.	$19.8	$13.6	45.6%
Annuity	7.3	6.3	15.9%	14.8	14.4	2.8%
Life	4.5	4.4	2.3%	12.9	12.2	5.7%
Corporate and other (A)	3.7	(40.2)	N.M.	3.8	(52.2)	N.M.
Net income (loss)	19.3	(30.8)	N.M.	51.3	(12.0)	N.M.
Catastrophe costs, after tax, included above (B)	(8.0)	(23.6)	-66.1%	(20.7)	(41.6)	-50.2%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
PROPERTY & CASUALTY
Premiums written	$146.9	$143.5	2.4%	$416.7	$408.8	1.9%
Premiums earned	137.6	134.5	2.3%	408.4	402.0	1.6%
Net investment income	8.8	8.7	1.1%	25.6	27.0	-5.2%
Other income	0.3	—	N.M.	2.3	1.1	109.1%
Losses and loss adjustment expenses (LAE)	108.9	117.5	-7.3%	309.2	320.2	-3.4%
Operating expenses (includes policy acquisition expenses amortized)	34.4	30.1	14.3%	102.8	95.3	7.9%
Income (loss) before tax	3.4	(4.4)	N.M.	24.3	14.6	66.4%
Net income (loss)	3.8	(1.3)	N.M.	19.8	13.6	45.6%
Net investment income, after tax	7.6	7.3	4.1%	21.8	22.6	-3.5%
Catastrophe costs, after tax (A)	8.0	23.6	-66.1%	20.7	41.6	-50.2%
Catastrophe losses and LAE, before tax	12.3	36.2	-66.0%	31.9	64.0	-50.2%
Reinsurance reinstatement premiums, before tax	—	—	—	—	—	—
Operating statistics:
Loss and loss adjustment expense ratio	79.2%	87.3%	N.M.	75.7%	79.6%	N.M.
Expense ratio	24.9%	22.4%	N.M.	25.2%	23.7%	N.M.
Combined ratio	104.1%	109.7%	N.M.	100.9%	103.3%	N.M.
Effect on the combined ratio of:
Catastrophe costs	8.9%	26.9%	N.M.	7.8%	15.9%	N.M.
Claims office consolidation costs (all in LAE)	0.3%	—	N.M.	0.9%	—	N.M.
Automobile and property detail:
Premiums written (voluntary) (B)	$146.3	$143.1	2.2%	$414.2	$407.4	1.7%
Automobile	94.7	93.1	1.7%	279.3	275.2	1.5%
Property	51.6	50.0	3.2%	134.9	132.2	2.0%
Premiums earned (voluntary) (B)	137.1	134.3	2.1%	406.8	401.7	1.3%
Automobile	92.8	91.6	1.3%	276.8	273.6	1.2%
Property	44.3	42.7	3.7%	130.0	128.1	1.5%
Policies in force (voluntary) (in thousands)				790	798	-1.0%
Automobile				529	535	-1.1%
Property				261	263	-0.8%
Policy renewal rate (voluntary)
Automobile (6 months)				91.7%	91.5%	N.M.
Property (12 months)				89.5%	88.7%	N.M.
Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	72.9%	62.1%	N.M.	70.9%	68.3%	N.M.
Expense ratio	25.1%	22.1%	N.M.	25.4%	23.5%	N.M.
Combined ratio	98.0%	84.2%	N.M.	96.3%	91.8%	N.M.
Effect on the combined ratio of:
Catastrophe costs	1.3%	2.0%	N.M.	0.9%	1.6%	N.M.
Claims office consolidation costs (all in LAE)	0.4%	—	N.M.	1.1%	—	N.M.
Total property operating statistics:
Loss and loss adjustment expense ratio	92.3%	143.8%	N.M.	86.0%	105.4%	N.M.
Expense ratio	24.4%	23.2%	N.M.	24.6%	24.0%	N.M.
Combined ratio	116.7%	167.0%	N.M.	110.6%	129.4%	N.M.
Effect on the combined ratio of:
Catastrophe costs	25.4%	82.1%	N.M.	22.9%	47.3%	N.M.
Claims office consolidation costs (all in LAE)	0.1%	—	N.M.	0.5%	—	N.M.
Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$1.7	$6.2	-72.6%	$6.7	$9.7	-30.9%
Total property	0.9	(0.5)	N.M.	0.9	0.1	N.M.
Other property and casualty	0.2	0.6	-66.7%	0.7	1.6	-56.3%
Total	2.8	6.3	-55.6%	8.3	11.4	-27.2%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
ANNUITY
Contract deposits	$100.5	$83.1	20.9%	$268.1	$237.8	12.7%
Variable	26.5	31.7	-16.4%	82.5	102.6	-19.6%
Fixed	74.0	51.4	44.0%	185.6	135.2	37.3%
Contract charges earned	3.6	4.2	-14.3%	10.2	13.8	-26.1%
Net investment income	37.8	34.4	9.9%	109.6	101.5	8.0%
Net interest margin (without realized investment gains and losses)	12.3	10.8	13.9%	35.5	32.2	10.2%
Other income	0.8	1.4	-42.9%	2.2	4.1	-46.3%
Mortality loss and other reserve changes	0.4	(0.3)	N.M.	0.7	(0.4)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	6.2	6.0	3.3%	26.7	26.2	1.9%
Amortization of intangible assets	—	0.9	-100.0%	—	3.1	-100.0%
Income before tax	10.9	9.2	18.5%	21.9	20.4	7.4%
Net income	7.3	6.3	15.9%	14.8	14.4	2.8%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$2.5	$2.2	13.6%	$0.8	$0.1	N.M.
Value of acquired insurance in force	—	0.2	-100.0%	—	—	N.M.
Guaranteed minimum death benefit reserve	0.5	(0.2)	N.M.	0.7	(0.3)	N.M.
Annuity contracts in force (in thousands)				177	168	5.4%
Accumulated value on deposit				$3,601.5	$3,539.0	1.8%
Variable				1,153.7	1,266.1	-8.9%
Fixed				2,447.8	2,272.9	7.7%
Annuity accumulated value retention - 12 months
Variable accumulations				93.4%	92.7%	N.M.
Fixed accumulations				94.1%	93.3%	N.M.
LIFE
Premiums and contract deposits	$24.3	$24.8	-2.0%	$72.9	$74.4	-2.0%
Premiums and contract charges earned	24.6	24.7	-0.4%	73.2	73.9	-0.9%
Net investment income	16.2	15.0	8.0%	47.0	44.5	5.6%
Income before tax	6.9	6.9	0.0%	20.2	19.2	5.2%
Net income	4.5	4.4	2.3%	12.9	12.2	5.7%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.1)	$0.2	N.M.	$(0.2)	$0.1	N.M.
Life policies in force (in thousands)				215	222	-3.2%
Life insurance in force				$13,667	$13,619	0.4%
Lapse ratio - 12 months
(Ordinary life insurance)				5.5%	5.5%	N.M.
CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net realized investment gains (losses)	$11.5	$(45.2)	N.M.	$21.7	$(55.7)	N.M.
Interest expense	(3.5)	(3.4)	2.9%	(10.5)	(10.2)	2.9%
Other operating expenses, net investment income and other income	(2.0)	(0.8)	150.0%	(4.7)	(1.7)	176.5%
Income (loss) before tax	6.0	(49.4)	N.M.	6.5	(67.6)	N.M.
Net income (loss)	3.7	(40.2)	N.M.	3.8	(52.2)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
INVESTMENTS
Annuity and Life
Fixed maturities, at fair value (amortized cost 2009, $3,207.9; 2008, $3,170.2)				$3,263.3	$2,956.3	10.4%
Equity securities, at fair value (cost 2009, $45.4; 2008, $50.9)				41.3	36.6	12.8%
Short-term investments				359.3	113.6	216.3%
Short-term investments, securities lending collateral				—	—	N.M.
Policy loans and other				113.8	106.9	6.5%

Total Annuity and Life investments				3,777.7	3,213.4	17.6%
Property & Casualty
Fixed maturities, at fair value (amortized cost 2009, $717.3; 2008, $659.3)				750.3	622.1	20.6%
Equity securities, at fair value (cost 2009, $19.4; 2008, $30.7)				19.2	25.0	-23.2%
Short-term investments				17.3	54.2	-68.1%
Short-term investments, securities lending collateral				—	—	N.M.

Total Property & Casualty investments				786.8	701.3	12.2%
Corporate investments				26.3	0.9	N.M.
Total investments				4,590.8	3,915.6	17.2%
Net investment income
Before tax	$62.5	$57.8	8.1%	$181.4	$172.2	5.3%
After tax	42.5	39.2	8.4%	123.1	117.0	5.2%
Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment income (loss)
Property & Casualty	$3.4	$(11.9)	N.M.	$(2.5)	$(13.6)	-81.6%
Annuity	4.9	(30.7)	N.M.	16.3	(41.8)	N.M.
Life	3.2	(2.6)	N.M.	7.9	(0.3)	N.M.
Corporate and Other	—	(0.0)	N.M.	—	(0.0)	N.M.

Total, before tax	11.5	(45.2)	N.M.	21.7	(55.7)	N.M.
Total, after tax	7.4	(37.5)	N.M.	14.0	(44.2)	N.M.
Per share, diluted	$0.19	$(0.96)	N.M.	$0.35	$(1.10)	N.M.

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	September 30, 2009		June 30, 2009	March 31, 2009	December 31, 2008	December 31, 2007
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$286.6	$2.0	$(2.5)	$3.4	$4.9	$2.3
Municipal bonds	898.8	56.1	6.3	(3.7)	(14.1)	6.0
Corporate bonds
Financial institutions	244.0	6.9	(11.0)	(35.3)	(19.9)	(3.0)
Other	1,391.1	84.6	(14.3)	(140.1)	(122.6)	11.0
High yield	184.2	(11.8)	(26.4)	(28.0)	(38.0)	(4.6)
Foreign government bonds	27.0	3.0	0.7	(0.1)	0.5	1.5
Mortgage-backed securities
Prime agency	475.1	23.9	18.5	21.2	20.5	1.9
Prime other	16.4	0.5	(0.8)	(0.2)	(0.6)	0.5
Sub-prime, Alt-A	2.0	(0.4)	(0.8)	(0.9)	(0.7)	(0.1)
Commercial mortgage-backed securities	258.6	(71.7)	(106.6)	(115.8)	(108.6)	(5.4)
Asset-backed securities
Sub-prime, Alt-A	2.2	(0.5)	(0.3)	(0.1)	0.1	—
Collateralized debt obligations, collateralized loan obligations	10.2	(3.3)	(4.0)	(4.7)	(0.4)	(3.8)
Other	160.8	4.5	(4.8)	(8.3)	(8.5)	0.4
Preferred stocks
Financial institutions	76.2	(9.5)	(19.7)	(34.2)	(29.8)	(7.6)
Other	39.5	(0.7)	(6.1)	(12.5)	(10.0)	(3.4)

Total fixed income securities	4,072.7	83.6	(171.8)	(359.3)	(327.2)	(4.3)
Common stocks	1.4	0.5	0.5	(0.3)	—	(0.5)
Derivatives	—	—	—	—	—	—

Total fixed maturity and equity security investments	$4,074.1	$84.1	$(171.3)	$(359.6)	$(327.2)	$(4.8)